Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                 For the Month of August 2000
                            Distribution Date of September 15, 2000
                                   Servicer Certificate #16

Original Pool Amount                                      $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                        $0.00


Beginning Pool Balance                                    $451,619,634.81
Beginning Pool Factor                                           0.6318437

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,963,587.77
     Interest Collected                                     $3,177,224.35

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,150,961.70
Total Additional Deposits                                   $1,150,961.70

Repos / Chargeoffs                                          $1,348,447.58
Aggregate Number of Notes Charged Off                                 160

Total Available Funds                                      $20,291,773.82

Ending Pool Balance                                       $434,307,599.46
Ending Pool Factor                                              0.6076231

Servicing Fee                                                 $376,349.70

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $24,202,849.90
     Target Percentage                                              5.25%
     Target Balance                                        $22,801,148.97
     Minimum Balance                                       $14,295,295.01
     (Release) / Deposit                                   ($1,401,700.93)
     Ending Balance                                        $22,801,148.97

Current Weighted Average APR:                                      8.455%
Current Weighted Average Remaining Term (months):                   36.38

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days          $2,723,180.92     2,176
                                 31 - 60 days           $650,615.76       537
                                 60+  days              $266,003.69       150

     Total:                                           $3,639,800.37     2,185

     Balances:                   60+  days            $6,437,975.96       150

Memo Item - Reserve Account
     Prior Month                                     $23,710,030.83
+    Invest. Income                                     $126,980.89
+    Excess Serv.                                       $365,838.18
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $24,202,849.90

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of August 2000

                                                                                       NOTES

                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 3      CLASS A - 4     CLASS B NOTES
                                $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           96.50%            0.00%            0.00%           3.50%
     Coupon                                              5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance          $451,619,634.81
Ending Pool Balance             $434,307,599.46

Collected Principal              $15,963,587.77
Collected Interest                $3,177,224.35
Charge - Offs                     $1,348,447.58
Liquidation Proceeds/Recoveries   $1,150,961.70
Servicing                           $376,349.70
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $19,915,424.12

Beginning Balance               $451,619,634.82            $0.00   $84,919,963.39  $200,000,000.00  $145,745,000.00  $20,954,671.43

Interest Due                      $2,237,550.59            $0.00      $392,754.83      $991,666.67      $744,514.04     $108,615.05
Interest Paid                     $2,237,550.59            $0.00      $392,754.83      $991,666.67      $744,514.04     $108,615.05
Principal Due                    $17,312,035.35            $0.00   $16,706,114.11            $0.00            $0.00     $605,921.24
Principal Paid                   $17,312,035.35            $0.00   $16,706,114.11            $0.00            $0.00     $605,921.24

Ending Balance                  $434,307,599.47            $0.00   $68,213,849.28  $200,000,000.00  $145,745,000.00  $20,348,750.19
Note / Certificate Pool Factor                            0.0000           0.3463           1.0000           1.0000          0.8133
   (Ending Balance / Original Pool Amount)
Total Distributions              $19,549,585.94            $0.00   $17,098,868.94      $991,666.67      $744,514.04     $714,536.29

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                    $365,838.18
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $24,202,849.90
(Release) / Draw                 ($1,401,700.93)
Ending Reserve Acct Balance      $22,801,148.97

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of August 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                   4                  3                    2                   1
                                     Apr-00              May-00             Jun-00               Jul-00              Aug-00
Beginning Pool Balance          $517,062,538.52     $502,327,257.81     $484,389,584.90     $466,968,567.50     $451,619,634.81

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $1,512,792.75         $950,683.77         $707,604.90         $769,977.20       $1,348,447.58
    Recoveries                    $1,430,422.22         $707,246.95         $690,800.91         $936,067.84       $1,150,961.70

Total Charged Off (Months 5, 4, 3)                    $3,171,081.42
Total Recoveries (Months 3, 2, 1)                     $2,777,830.45
Net Loss / (Recoveries) for 3 Mos                       $393,250.97 (a)

Total Balance (Months 5, 4, 3)                    $1,503,779,381.23 (b)

Loss Ratio Annualized  [(a/b) * (12)]                       0.3138%

Trigger:  Is Ratio > 1.5%                                        No
                                                                            Jun-00               Jul-00              Aug-00

B)   Delinquency Trigger:                                                 $6,533,519.05       $6,615,852.91       $6,437,975.96
     Balance delinquency 60+ days                                              1.34881%            1.41677%            1.42553%
     As % of Beginning Pool Balance                                            1.17929%            1.26862%            1.39704%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                         3.19002%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer